Exhibit 99.1
PRESS RELEASE
Contact Information: Kite Realty Group Trust
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Trust Reports Fourth Quarter and Full Year 2022 Operating Results and Provides 2023 Guidance
Indianapolis, Indiana, February 13, 2023 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the fourth quarter and year ended December 31, 2022. For the quarters ended December 31, 2022 and 2021, net loss attributable to common shareholders was $1.1 million, or $0.01 per diluted share, compared to net loss of $98.2 million, or $0.52 per diluted share, respectively. For the years ended December 31, 2022 and 2021, net loss attributable to common shareholders was $12.6 million, or $0.06 per diluted share, compared to net loss of $80.8 million, or $0.73 per diluted share, respectively.
Increased FFO, as adjusted, per share by 29% on a year-over-year basis
Leased 4.9 million square feet in 2022 at 12.6% comparable blended cash leasing spreads
Increased ABR per square foot to $20.02
Lowered leverage to 5.2x, an all-time low for KRG
Company provides initial 2023 outlook
“Looking at our full year 2022 results, I’m proud to report the KRG team consistently outperformed expectations by growing FFO, as adjusted, per share 29% on a year-over-year basis,” said John A. Kite, Chairman and CEO. “Quarter after quarter we produced sector-leading results, which reflect the quality of our expanded portfolio, the intensity of our operating platform and the strength of our balance sheet. As we navigate 2023, we will operate with the same vigor and forward-thinking approach we demonstrated this past year and I’m confident in our continued ability to deliver long-term value to all stakeholders.”
Full Year 2022 Key Highlights
▪Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $431.2 million, or $1.94 per diluted share.
▪Generated FFO, as adjusted, of the Operating Partnership of $429.6 million, or $1.93 per diluted share, which represents a 28.7% per share increase over the comparable period in 2021.
▪Excludes a positive impact of $2.6 million of prior period collection impact related to the recovery of bad debt and accounts receivable in 2022.
▪Executed 782 new and renewal leases representing approximately 4.9 million square feet at comparable cash spreads of 12.6%. Excluding option renewals, the blended cash spreads for comparable new and non-option renewal leases were 18.1%.
▪Same Property Net Operating Income (NOI) increased by 5.1%.
▪Closed $101.8 million of acquisitions and $75.6 million of dispositions.
▪Completed five development projects, further reducing future capital commitments on the Company’s active development pipeline.
▪Upsized the Company’s revolving line of credit capacity to $1.1 billion from $850 million.

▪Entered into a $300 million unsecured 7-year term loan due July 29, 2029 and fixed the interest rate for three years at approximately 3.95%.
▪Published the Company’s inaugural Corporate Responsibility Report, which provides a comprehensive overview of the Company’s strategy and initiatives regarding environmental, social, and governance (ESG) practices and policies.
Fourth Quarter 2022 Financial Results
▪Generated NAREIT FFO of the Operating Partnership of $111.8 million, or $0.50 per diluted share.
▪Generated FFO, as adjusted, of the Operating Partnership of $112.0 million, or $0.50 per diluted share, which represents a 16.3% per share increase over the comparable period in 2021.
▪Excludes the impact of $0.2 million of prior period collection impact related to the recovery of bad debt and accounts receivable in 2022.
▪Same Property NOI increased by 6.2%.
Fourth Quarter 2022 Portfolio Operations
▪Executed 173 new and renewal leases representing over 1.0 million square feet.
▪Cash leasing spreads of 22.3% on 21 comparable new leases, 8.9% on 105 comparable renewals, and 11.4% on a blended basis. Excluding option renewals, the blended cash spreads for comparable new and non-option renewal leases were 15.1%.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $20.02 at December 31, 2022, a 3.4% increase year-over-year.
▪Retail portfolio percent leased of 94.6% at December 31, 2022, a sequential increase of 60 basis points and a 120-basis point increase on a year-over-year basis.
▪Portfolio leased-to-occupied spread of 270 basis points, which equates to $33 million of signed-not-open NOI.
Fourth Quarter 2022 Capital Allocation Activity
▪The Company currently has three active development projects with limited future capital commitments of $44.2 million.
Fourth Quarter 2022 Balance Sheet Overview
▪As of December 31, 2022, the Company’s net debt to Adjusted EBITDA was 5.2x, which represents a 0.8x year-over-year decrease.
▪Subsequent to quarter end, the Company repaid three mortgages with an aggregate principal balance of $128.5 million with proceeds from the Company’s revolving line of credit, which was undrawn as of year-end.
Dividend
On February 8, 2023, the Company’s Board of Trustees declared a first quarter 2023 dividend of $0.24 per common share, which represents a 20% year-over-year increase. The first quarter dividend will be paid on April 14, 2023, to shareholders of record as of April 7, 2023.
2023 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.03 to $0.09 per diluted share in 2023 and NAREIT FFO of $1.89 to $1.95 per diluted share in 2023, based, in part, on the following key assumptions at the midpoint:
▪2023 same property NOI range of 2.0% to 3.0%.
▪Full-year bad debt assumption of 1.25% of total revenues.
▪Additional disruption related to Bed Bath & Beyond Inc., Party City Holdings Inc. and Regal Cinemas of 0.75% of total revenues ($0.03 of FFO per diluted share).
▪Transaction activity is expected to be earnings neutral.

The following table reconciles the Company’s 2023 net income guidance range to the Company’s 2023 NAREIT FFO guidance range:

	Low	High

Net income	$0.03	$0.09
Depreciation and amortization	1.86	1.86
NAREIT FFO	$1.89	$1.95
Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Tuesday, February 14, 2023, at 1:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: Fourth Quarter 2022 Webcast. The dial-in registration link is: Fourth Quarter 2022 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of December 31, 2022, the Company owned interests in 183 U.S. open-air shopping centers and mixed-use assets, comprising approximately 28.8 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: risks associated with the merger with RPAI, including the integration of the businesses of the combined company, the ability to achieve expected synergies or costs savings and potential disruptions to the Company’s plans and operations; national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); the risk that our actual NOI for leases that have signed but not yet opened will not be consistent with expected NOI for leases that have signed but not yet opened; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of the Company’s properties in Texas, Florida, Maryland, New York, and North Carolina; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31, 2022	December 31, 2021
Assets:
Investment properties, at cost	$7,732,573	$7,592,348
Less: accumulated depreciation	(1,161,148)	(884,809)
Net investment properties	6,571,425	6,707,539

Cash and cash equivalents	115,799	93,241
Tenant and other receivables, including accrued straight-line rent of $44,460 and $28,071, respectively	101,301	68,444
Restricted cash and escrow deposits	6,171	7,122
Deferred costs, net	409,828	541,518
Short-term deposits	—	125,000
Prepaid and other assets	127,044	84,826
Investments in unconsolidated subsidiaries	10,414	11,885
Total assets	$7,341,982	$7,639,575

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$3,010,299	$3,150,808
Accounts payable and accrued expenses	207,792	184,982
Deferred revenue and other liabilities	298,039	321,419
Total liabilities	3,516,130	3,657,209

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	53,967	55,173

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,185,658 and 218,949,569 shares issued and outstanding at December 31, 2022 and 2021, respectively	2,192	2,189
Additional paid-in capital	4,897,736	4,898,673
Accumulated other comprehensive income (loss)	74,344	(15,902)
Accumulated deficit	(1,207,757)	(962,913)
Total shareholders’ equity	3,766,515	3,922,047
Noncontrolling interests	5,370	5,146
Total equity	3,771,885	3,927,193
Total liabilities and equity	$7,341,982	$7,639,575

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Rental income	$199,577	$161,302	$782,349	$367,399
Other property-related revenue	3,176	1,550	11,108	4,683
Fee income	1,936	98	8,539	1,242
Total revenue	204,689	162,950	801,996	373,324

Expenses:
Property operating	29,659	24,583	107,217	55,561
Real estate taxes	24,144	22,956	104,589	49,530
General, administrative and other	12,883	10,308	54,860	33,984
Merger and acquisition costs	(81)	76,564	925	86,522
Depreciation and amortization	112,709	109,835	469,805	200,460
Total expenses	179,314	244,246	737,396	426,057

(Loss) gain on sales of operating properties, net	(57)	3,692	27,069	31,209

Operating income (loss)	25,318	(77,604)	91,669	(21,524)
Other (expense) income:
Interest expense	(26,827)	(23,061)	(104,276)	(60,447)
Income tax (expense) benefit of taxable REIT subsidiary	(302)	2	(43)	310
Equity in earnings (loss) of unconsolidated subsidiaries	312	342	256	(416)
Other income, net	447	166	240	355
Net loss	(1,052)	(100,155)	(12,154)	(81,722)
Net (income) loss attributable to noncontrolling interests	(74)	1,974	(482)	916
Net loss attributable to common shareholders	$(1,126)	$(98,181)	$(12,636)	$(80,806)

Net loss per common share – basic	$(0.01)	$(0.52)	$(0.06)	$(0.73)
Net loss per common share – diluted	$(0.01)	$(0.52)	$(0.06)	$(0.73)

Weighted average common shares outstanding – basic	219,137,140	188,291,354	219,074,448	110,637,562
Weighted average common shares outstanding – diluted	219,137,140	188,291,354	219,074,448	110,637,562

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)(2)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net loss	$(1,052)	$(100,155)	$(12,154)	$(81,722)
Less: net income attributable to noncontrolling interests in properties	(88)	(118)	(623)	(514)
Add (less): loss (gain) on sales of operating properties, net	57	(3,692)	(27,069)	(31,209)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	112,925	110,185	471,086	201,834
FFO of the Operating Partnership(1)	111,842	6,220	431,240	88,389
Less: Limited Partners’ interests in FFO	(1,463)	356	(5,395)	(1,945)
FFO attributable to common shareholders(1)	$110,379	$6,576	$425,845	$86,444
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.50	$0.03	$1.94	$0.78
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.50	$0.03	$1.94	$0.78

FFO of the Operating Partnership(1)	$111,842	$6,220	$431,240	$88,389
Add: merger and acquisition costs	(81)	76,564	925	86,522
Add (less): prior period collection impact	189	(378)	(2,556)	(3,707)
FFO, as adjusted, of the Operating Partnership	$111,950	$82,406	$429,609	$171,204
FFO, as adjusted, per share of the Operating Partnership – basic	$0.50	$0.43	$1.94	$1.51
FFO, as adjusted, per share of the Operating Partnership – diluted	$0.50	$0.43	$1.93	$1.50

Weighted average common shares outstanding – basic	219,137,140	188,291,354	219,074,448	110,637,562
Weighted average common shares outstanding – diluted	219,763,609	189,419,768	219,710,514	111,524,655

Weighted average common shares and units outstanding – basic	222,055,880	190,706,414	221,858,084	113,103,177
Weighted average common shares and units outstanding – diluted	222,682,349	191,834,828	222,494,151	113,990,269

FFO, as defined by NAREIT, per diluted share/unit
Net loss	$0.00	$(0.52)	$(0.05)	$(0.72)
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Less: gain on sales of operating properties, net	0.00	(0.02)	(0.12)	(0.27)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.51	0.57	2.12	1.78
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit(1)(2)	$0.50	$0.03	$1.94	$0.78
Add: merger and acquisition costs	0.00	0.40	0.00	0.76
Less: prior period collection impact	0.00	0.00	(0.01)	(0.03)
FFO, as adjusted, of the Operating Partnership per diluted share/unit(2)	$0.50	$0.43	$1.93	$1.50
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the 2021 gain on sale of the ground lease portfolios as these sales were part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisition costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)(1)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Change	2022	2021	Change

Number of properties in same property pool for the period(2)	177	177		177	177

Leased percentage at period end	94.7%	93.5%	94.7%	93.5%
Economic occupancy percentage(3)	92.0%	90.6%	91.2%	90.1%

Minimum rent	$145,283	$141,237		$573,029	$551,815
Tenant recoveries	38,395	37,187		154,934	149,663
Bad debt reserve	(2,142)	(1,672)		(8,329)	(7,440)
Other income, net	4,061	1,104		7,868	4,771
Total revenue	185,597	177,856		727,502	698,809

Property operating	(25,468)	(24,906)		(93,454)	(87,962)
Real estate taxes	(23,599)	(24,381)		(102,608)	(105,116)
Total expenses	(49,067)	(49,287)		(196,062)	(193,078)

Same Property NOI	$136,530	$128,569	6.2%	$531,440	$505,731	5.1%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$136,530	$128,569		$531,440	$505,731
Prior period collection impact – same properties	(189)	173		3,665	12,414
Net operating income – non-same activity(4)	12,609	(13,429)		46,546	(251,154)
Total property NOI	148,950	115,313	29.2%	581,651	266,991	117.9%
Other income, net	2,393	608		8,992	1,491
General, administrative and other	(12,883)	(10,308)		(54,860)	(33,984)
Merger and acquisition costs	81	(76,564)		(925)	(86,522)
Depreciation and amortization	(112,709)	(109,835)		(469,805)	(200,460)
Interest expense	(26,827)	(23,061)		(104,276)	(60,447)
(Loss) gain on sales of operating properties, net	(57)	3,692		27,069	31,209
Net (income) loss attributable to noncontrolling interests	(74)	1,974		(482)	916
Net loss attributable to common shareholders	$(1,126)	$(98,181)		$(12,636)	$(80,806)
(1)Same Property NOI excludes properties that have not been owned for the full periods presented. However, due to the size of the RPAI portfolio acquired in the merger, the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the merger.
(2)Same Property NOI excludes (i) Glendale Town Center, Shoppes at Quarterfield and Circle East, which were reclassified from active redevelopment into our operating portfolio in December 2021, June 2022 and September 2022, respectively, (ii) the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H, (iii) three active development and redevelopment projects, (iv) Arcadia Village, Pebble Marketplace and Palms Plaza, which were each acquired subsequent to January 1, 2021, and (v) office properties and includes the legacy RPAI same property pool.
(3)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(4)Includes non-cash activity across the portfolio as well as NOI from properties not included in the same property pool, including properties sold during both periods.
The Company uses property NOI, a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. However, due to the size of the Retail Properties of America, Inc. (“RPAI”) portfolio acquired in the merger with RPAI, which closed in October 2021, (the “Merger”), the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
In order to provide meaningful comparative information across periods that, in some cases, predate the Merger, all information regarding the performance of the same property pool is presented as though the Merger was consummated on January 1, 2021 (i.e., as though the properties owned by RPAI prior to the Merger that are included in our same property pool had been owned by the Company for the entirety of all comparison periods for which same property pool information is presented). NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. The properties acquired in the Merger with RPAI qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months and year ended December 31, 2022, the same property pool excludes (i) Glendale Town Center, Shoppes at Quarterfield and Circle East, which were reclassified from active redevelopment into our operating portfolio in December 2021, June 2022 and September 2022, respectively, (ii) the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H, (iii) three active development and redevelopment projects, (iv) Arcadia Village, Pebble Marketplace and Palms Plaza, which were each acquired subsequent to January 1, 2021, and (v) office properties.

Kite Realty Group Trust
Earnings Before Interest, Tax, Depreciation, and Amortization (“EBITDA”)
(dollars in thousands)
(unaudited)

Three Months Ended December 31, 2022

Net loss	$(1,052)
Depreciation and amortization	112,709
Interest expense	26,827
Income tax benefit of taxable REIT subsidiary	302
EBITDA	138,786
Unconsolidated EBITDA	957
Merger and acquisition costs	(81)
Loss on sales of operating properties, net	57
Other income and expense, net	(759)
Noncontrolling interests	(84)
Adjusted EBITDA	$138,876

Annualized Adjusted EBITDA(1)	$555,502

Company share of Net Debt:
Mortgage and other indebtedness, net	$3,010,299
Plus: Company share of unconsolidated joint venture debt	41,015
Less: Partner share of consolidated joint venture debt(2)	(566)
Less: cash, cash equivalents, and restricted cash	(124,015)
Less: debt discounts, premiums and issuance costs, net	(32,043)
Company share of Net Debt	$2,894,690

Net Debt to Adjusted EBITDA	5.2x
(1)Represents Adjusted EBITDA for the three months ended December 31, 2022 (as shown in the table above) multiplied by four.
(2)Partner share of consolidated joint venture debt is calculated based upon the partner’s pro-rata ownership of the joint venture, multiplied by the related secured debt balance.
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of the Company’s operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.